Exhibit 10.4

[Insert Fiscal Year] Annual Incentive Plan

This document sets forth the SpartanNash Company Annual Incentive Plan “AIP” for awards made during the fiscal year beginning [Insert Start of Fiscal Year] (“Fiscal Year”).

1.
Authority and Administration. This AIP is authorized and administered by the Compensation Committee of the Board of Directors of SpartanNash Company (the “Committee”).

2.
Performance Metrics. [Insert Performance Measurement], consistent with the Company’s non-GAAP financial measure reported externally, shall be used to measure performance. [Insert narrative description of Performance Measurement].

a)
Retail Store participants including Retail District Managers and Retail VPs who manage District Managers, will have [Insert Percentage] of their AIP bonus based on [Insert Performance Measurement] and [Insert Percentage] based on [Insert Performance Measurement] as noted in Appendix A.

b)
All other eligible participants will have [Insert Percentage] of their AIP bonus based on [Insert Performance Measurement] results.

For purposes of the AIP, the Committee may approve adjustments to [Insert Performance Measurement] for [Insert Criteria]. For the [Insert Year] AIP, the Committee will allow up to a maximum of [Insert Amount] in [Insert Performance Measurement] from [Insert Performance Measurement].

3.
Target Award Amount. Each Participant’s target AIP award opportunity will be communicated to them in Workday. AIP award opportunities will be expressed as either a percentage of base compensation or as a lump sum amount. Base compensation means (a) an associate’s annual base salary actually paid during the Fiscal Year for salaried (exempt) associates, and (b) all earnings (including regular time, overtime, and vacation) paid for the Fiscal Year for hourly (non-exempt) associates.

4.
Payout Scale for Adjusted EBITDA Metric. For the [Insert Performance Measurement], award payouts will be earned according to the payout scale below. SpartanNash must achieve the threshold level of performance for [Insert Performance Measurement] for any payout of any other portion of an AIP award, including AIP paid out on retail store financial goals.

If SpartanNash’s actual performance achieved for [Insert Performance Measurement] exceeds the threshold level and falls between specified levels in the scale, then the percentage of the Target Award that will be paid will be determined by linear interpolation.

Exhibit 10.4

Performance Level	Performance % of Target	[Insert Performance Measurement]	Payout % of Target
Threshold	[Insert Percentages]	[Insert Thresholds]	[Insert Percentages]
-
-
Target
-
-
-
Maximum

5.
Clawback. All payouts under the AIP are subject to the Company’s “clawback” policy for the recovery of incentive compensation, as such policy may be amended from time to time.

6.
Termination. Except as provided in an Employment Agreement or Severance Agreement:

a)
If a Participant terminates employment during the Fiscal Year due to Retirement, Total Disability, or death, then any earned portion of an AIP award will be prorated.

b)
A Participant whose employment is terminated as part of an involuntary reduction in force (“RIF”), or whose position is eliminated, is eligible to receive a prorated payout.

c)
Upon a Change in Control before the end of the Fiscal Year, associates will earn an prorated incentive payout equal to the greater of the target award or the projected award, with the projected award to be determined by estimating the actual performance as of the end of the Fiscal Year based on actual performance in the Fiscal Year as of the date of the Change in Control and payment will be made no later than the 15th day of the third month following the Change in Control. If a Change in Control occurs after the end of the Fiscal Year but prior to payout, any earned incentive award would be paid no later than the 15th day of the third month following the Change in Control.

7.
Plan Eligibility.

a)
An associate must be hired or promoted into an eligible role on or before October 1 of the Fiscal Year to be a Participant.

b)
A Participant must be actively employed on the last day of the Fiscal Year and on the payout date to be eligible for an AIP award payout unless employment has terminated subject to paragraph 6 above.

Exhibit 10.4

c)
AIP awards will be prorated for Participants who are hired or promoted into an AIP eligible position after the beginning of the Fiscal Year and have a minimum of three months of plan participation.

d)
A Participant who moves from one AIP eligible position to another with a greater AIP target opportunity (or vice versa), or from an AIP eligible position to an ineligible position, will receive a prorated payout (if one is earned) based on the target opportunity available during service in each role.

e)
A Participant on a non-FMLA leave will receive a prorated portion of any earned AIP award. Associates who are on any type of leave at the beginning of the Fiscal Year and who terminate employment prior to returning to work will not be eligible for an award.

f)
Proration of AIP awards. If a Participant’s target AIP award is expressed as percentage of base compensation, any proration will be based on the compensation paid while in that AIP eligible position. If a Participant’s target AIP award is expressed as a lump sum, any proration will be based on the number of weeks worked in that AIP eligible position.

8.
General Terms and Conditions.

a)
Definitions. The following terms shall have the definitions stated. Other defined terms shall have the meanings ascribed to them above.
i.
“Beneficiary” means the individual, trust or other entity designated by the Participant to receive any Incentive Award payable with respect to the Participant under the AIP after the Participant’s death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Company. A Participant’s will or other estate planning document is not effective for this purpose. If a designation has not been completed properly and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant’s Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining Incentive Award under this AIP, if any, shall be paid to the Participant’s estate.
ii.
“Board” means the Board of Directors of the Company.
iii.
“Business Unit” means any subsidiary, department, division, profit center or other operational unit of the Company or any subsidiary as to which the Committee shall establish a Goal under the AIP applicable in a Fiscal Year.
iv.
“Cause” shall mean, in the case of a particular Award with respect to a Participant, (i) if such Participant is at the time of termination a party to any employment, consulting or other similar agreement (any such agreement, an “Individual Agreement”) that defines such term, the meaning given in such Individual Agreement; (ii) otherwise if such Participant is at the time of termination a party to an Award Agreement which was entered into under this Plan and defines such term, the meaning given in the Award Agreement; and (iii) in all other cases, such Participant’s (a) willful continued failure to perform or willful poor performance of duties (other than due to Disability) after warning and reasonable opportunity to meet reasonable required performance standards; (b) gross negligence causing or putting the Company or any Affiliate

Exhibit 10.4

at risk of material damage or harm; (c) misappropriation of or intentional damage to the property of the Company or any Affiliate; (d) conviction of a felony (other than negligent vehicular homicide); (e) intentional act or omission that the Participant knows or should know is significantly detrimental to the interests of the Company or any Affiliate; or (f) violation of any provisions of any employment agreement or other agreement between the Company or any Affiliate and the Participant concerning competition with the Company or any Affiliate, loyalty, or confidentiality, or concerning ownership of ideas, inventions and other intellectual property.
v.
“Change in Control” has the meaning given to it in the [Insert Year] SpartanNash Stock Incentive Plan.
vi.
“Code” means the Internal Revenue Code of 1986, as amended.
vii.
“Company” means SpartanNash Company, a Michigan corporation, and its subsidiaries.
viii.
“Incentive Award” means a bonus awarded and paid in cash to a Participant for services to the Company or a Business Unit that is based upon achievement of specified goals.
ix.
“Participant” means any person participating in the AIP.
x.
“Retirement” means termination of employment, other than due to Cause, on or after the earlier of the date the Participant reaches (a) age 65; or (b) age 55, and completion of ten (10) continuous years of service with the Company and its Affiliates, measured from the Participant’s most recent date of hire. Service completed prior to the most recent date of hire shall not count as continuous service unless the Participant completed ten (10) continuous years of service before a break in service.
xi.
“Surviving Spouse” means the husband or wife of the Participant at the time of the Participant’s death who survives the Participant. If the Participant and the spouse die under circumstances that make the order of their deaths uncertain, it shall be presumed for purposes of this AIP that the Participant survived the spouse.
xii.
“Total Disability” means the condition of a Participant who is and remains eligible for total and permanent disability benefits under § 223 of the Social Security Act, as amended.

b)
Determination of Achievement. The Committee will determine achievement with respect to corporate performance goals by reference to such information as the Committee determines in its discretion. The Committee’s determination of achievement shall be final and binding on all Participants and Beneficiaries.

c)
Adjustments to Awards. Adjustments to Incentive Awards may be made when deemed appropriate by the Committee. The Committee may establish any specific conditions under which an Incentive Award may be reduced, forfeited, or amended. For Participant’s other than individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Committee delegates to the Chief Executive Officer the authority to determine that a Participant’s award will be reduced or withheld if the Chief Executive Officer determines that the reduction or withholding is warranted by the Participant’s performance. All decisions of the Committee shall be final and binding on all Participants and their respective heirs, representatives, and Beneficiaries.

Exhibit 10.4

d)
Payment of Incentive Award; Form of Payment. The dollar amount of the Incentive Award for a Fiscal Year shall be paid to the Participant as soon as feasible following the completion and approval of the Incentive Award calculations for the Fiscal Year; provided, however, such Incentive Award shall be paid no later than the 15th day of the third month following the later of the end of the Fiscal Year in which the goals for the Incentive Award have been met and the date the Participant vests in the Incentive Award. In the event of the Participant’s termination due to death, Retirement, Total Disability, position elimination or RIF or a Change in Control, payment shall be made no later than the 15th day of the third month following the end of the Fiscal Year.

e)
No Continuing Participation. An Associate’s designation as a participant for a Fiscal Year will not continue in effect for any subsequent Fiscal Year unless and until the Committee designates the Associate as a Participant in the subsequent Fiscal Year. The Committee may terminate participation by any Participant at any time with or without cause.

f)
Benefits Not Guaranteed; No Rights to Award. Neither the establishment or maintenance of the AIP nor participation in the AIP shall provide any guarantee or other assurance that Incentive Awards will be payable under the AIP. No Participant or other person shall have any claim to be granted any award or benefit under the AIP and there is no obligation of uniformity of treatment of Participants under the AIP. The terms and conditions of any award or benefit of the same type and the determination of the Committee to grant a waiver or modification of any award or benefit and the terms and conditions thereof need not be the same with respect to each Participant.

g)
No Right to Participate. Nothing in this AIP shall be deemed or interpreted to provide a Participant or any non-participating Associate with any contractual right to participate in or receive benefits under the AIP. No designation of a person as a Participant for all or any part of the Fiscal Year shall create a right to any Incentive Award, compensation, or other benefits of the AIP for any other Fiscal Year.

h)
No Employment Right. Participation in this AIP shall not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that the Company or any subsidiary will continue to employ any individual and this AIP shall not be construed or applied as any type of employment contract or obligation. Nothing herein shall abridge or diminish the rights of the Company or any subsidiary to determine the terms and conditions of employment of any Participant or other person or to terminate the employment of any Participant or other person with or without cause at any time.

i)
Not an ERISA Plan. The AIP is an incentive compensation program for participants. Because the AIP does not provide welfare benefits and does not provide for the deferral of compensation until termination of employment, it is established with the intent and understanding that it is not an employee benefit plan within the meaning of the federal Employee Retirement Income Security Act of 1974, as amended.

Exhibit 10.4

j)
No Assignment or Transfer. Neither a Participant nor any Beneficiary or other representative of a Participant shall have any right to assign, transfer, attach, or pledge any bonus amount or credit, potential payment, or right to future payments of any bonus amount or credit, or any other benefit provided under this AIP. Payment of any amount due or to become due under this AIP shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding, unless otherwise specifically ordered by any court of competent jurisdiction.

k)
Withholding and Payroll Taxes. The Company shall deduct from any payment made under this AIP all amounts required by federal, state, and local tax laws to be withheld and shall subject any payments to all applicable payroll taxes and assessments.

l)
Incapacitated Payee. If the Committee determines that a person entitled to a payment hereunder is incapacitated, it may cause benefits to be paid to another person for the use or benefit of the Participant or the Participant’s Beneficiary at the time otherwise payable hereunder, in total discharge of the AIP’s obligations to the Participant or Beneficiary.

m)
Governing Law. The validity, construction and effect of the AIP and any rules and regulations relating to the AIP shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

n)
Construction. The singular includes the plural, and the plural includes the singular. Capitalized terms, except those at the beginning of a sentence or part of a heading, have the meaning defined in the AIP. The AIP is intended to be exempt from Section 409A of the Code by providing for short-term deferrals as described in Treasury Regulations § 1.409A-1(b)(4) and shall be interpreted and administered to achieve that purpose, with any Incentive Award to be paid no later than two and half months following the conclusion of the Fiscal Year in which the substantial risk of forfeiture lapses.

o)
Severability. In the event any provision of the AIP shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the AIP and the AIP shall be enforced as if the illegal or invalid provision had not been included.

p)
No Limit on Other Compensation Arrangements. Nothing contained in the AIP shall prevent the Company or any subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

Appendix A - Retail Store Participants

Includes: Retail Store VPs who manage Retail Store District Managers, District Managers, Store Directors, Assistant Store Directors, Department Managers, Fuel Center Managers, and other eligible Retail Store Associates.

Retail participants will have [Insert Percentage] of their AIP payout based on Corporate [Insert Performance Measurement] and [Insert Percentage] based on individual Retail Store results. Corporate must achieve the threshold level of performance for [Insert Performance Measurement] for any payout based on Retail Store financial goals. Retail Store [Insert Performance Measurement] must achieve the threshold level of performance set forth below for the Retail Store [Insert Performance Measurement] goal to pay out.

Each Retail Store and Fuel Center will have its own budget for [Insert Performance Measurement] and [Insert Performance Measurement]. District Managers and VPs responsible for groups of stores will have their bonus attainment based on the collective attainment of the stores and fuel centers they are responsible for.

Retail Store Goal payout scales are as follows:

[Insert Performance Measurement(s)]

Performance Level	Target Performance	Payout % of Target
Threshold	[Insert Percentages]	[Insert Percentages]
-
-
Target
-
-
-
Maximum

•
[Insert Description Modifiers]

[Insert Metric(s)]
Performance Level	% of Budget	Payout % of Target
Threshold	[Insert Percentages]	[Insert Percentages
-
-
-
Target
-
-
-
Maximum